Exhibit 10.8

FORFEITURE AGREEMENT

This Forfeiture Agreement (hereinafter “Agreement”), dated as of September 27, 2021 (“Effective Date”), is made between OmniLit Sponsor, LLC a Delaware limited liability company (the “Subscriber”), and OmniLit Acquisition Corp., a Delaware corporation (the “Company”).

WHEREAS, pursuant to the terms of Securities Subscription Agreement May 20, 2021, the Company accepted the offer the Subscriber made to purchase 4,312,500 shares of Class B common stock, $0.0001 par value per share (the “Shares”), for the sum of $25,000, up to 562,500 of which are subject to forfeiture by Subscriber if the underwriters of the initial public offering (“IPO”) of units (“Units”) of the Company, do not fully exercise their over-allotment option (the “Over-allotment Option”) and

WHEREAS, the Company has reduced the initial public offering size and the Subscriber shall forfeit 718,750 shares and rights thereunder, retaining the balance 3,593,750 shares, and the Company has agreed to such forfeiture, effective as of the Effective Date.

NOW, THEREFORE, the Company and the Subscriber agree as follows:

1. Class B Common Stock Shares Forfeiture. The 718,750 shares are forfeited, effective as of the Effective Date. The Subscriber shall have no further rights for the 718,750 forfeited shares pursuant to the terms of May 20, 2021, Securities Agreement. The forfeiture set forth in this Section 1 shall not affect the rights granted by the Company for the 3,593,750 shares retained by the Subscriber.

2. Forfeiture Payment. There is no payment related to the forfeiture between the Company and Subscriber.

3. Over-allotment Option. Pursuant to the terms hereof, the Subscriber hereby accepts that up to 468,750 of the 3,593,750 shares retained by the Subscriber shall be subject to forfeiture if the underwriters of the initial public offering of units of the Company, do not fully exercise their over-allotment option.

4. Entire Agreement. This Agreement constitutes the entire agreement between the Subscriber and the Company and contains all the agreements between them with respect to the subject matter hereof; provided, however, that except to the extent set forth herein, this Agreement shall not affect any other agreements existing between the Company and the Subscriber, including Section 2,3,4,5,6 of the Securities Subscription Agreement entered into on May 20,2021.

5. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of New York applicable to contracts wholly performed within the borders of such state, without giving effect to the conflict of law principles thereof.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the day, month and year first set forth above.

SUBSCRIBER:

OmniLit Sponsor, LLC

By:	/s/ Al Kapoor
Name:	Al Kapoor

Authorized Signatory

COMPANY:

OmniLit Acquisition Corp.

By:	/s/ Al Kapoor
Name:	Al Kapoor

CEO